Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U. S. C. §1350

Pursuant to 18 U. S. C. §1350 and in connection with the Quarterly Report on Form 10-Q of Cytomedix, Inc. (the “Company”) for the fiscal period ended June 30, 2012 (the “Report”), I, Martin P. Rosendale, Chief Executive Officer of the Company, hereby certify that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for said period

Date: August 14, 2012	/s/ Martin P. Rosendale. Martin P. Rosendale Chief Executive Officer

A signed original of this written statement has been provided to Cytomedix, Inc. and will be retained by Cytomedix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.